SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by Party other than the Registrant   ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GOLDEN EAGLE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

William T. Hart - Attorney for Registrant
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

________________________________________________________________

	2)	Aggregate number of securities to which transaction applies:

________________________________________________________________

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________

GOLDEN EAGLE INTERNATIONAL, INC.
4628 S. Broadway
Englewood, CO  80113
(720) 600-9098

NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS
TO BE HELD
 ____________

To the Stockholders:

Notice is hereby given that a special meeting of the stockholders (the “Meeting”) of Golden Eagle International, Inc. (the “Company”) will be held at the offices of the Company, located at 4628 S. Broadway, Englewood, CO 80113 on __________, at ________ (Mountain Time), for the following purposes:

●	to approve the sale of substantially all of the Company’s assets;

●	to approve the cancellation of the Company’s Series A, C and D preferred shares;

●	to approve an amendment to the Series B preferred shares such that each Series B preferred share will be entitled to one vote per share on any matter submitted to the Company’s shareholders;

●	to approve a 500-for-1 reverse split of the Company’s common stock; and

●	to transact such other business as may properly come before the Meeting.

_____________ is the record date for the determination of stockholders entitled to notice of and to vote at the Meetings (the “Record Date”).  Holders of the Company’s common stock and Series B preferred stock are entitled to vote at the Special Meeting of shareholders.

Shareholders of the Company owning a majority of the Company’s outstanding common stock (two persons), as well as Gulf Coast Capital, LLC, which owns a majority of the Company’s outstanding Series B preferred shares, intend to vote in favor of all proposals to come before the meeting.

GOLDEN EAGLE INTERNATIONAL, INC.

_______________, 2015	Mark Bogani
Chief Executive Officer

PLEASE INDICATE YOUR VOTING INSTRUCTIONS
ON THE ATTACHED PROXY CARD,
AND SIGN, DATE AND RETURN THE PROXY CARD.
TO SAVE THE COST OF FURTHER SOLICITATION,
PLEASE VOTE PROMPTLY.

GOLDEN EAGLE INTERNATIONAL, INC.
4628 S. Broadway
Englewood, CO  80113
(720) 600-9098

PROXY STATEMENT

The accompanying proxy is solicited by the Company’s directors for voting at the special meeting of shareholders to be held on __________, 2016, and at any and all adjournments of such meeting.  If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders.  Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting.  Additionally, any later dated proxy will revoke a previous proxy from the same shareholder.  This proxy statement was posted on the Company’s website on or about ________, 2014.

Holders of the Company’s common stock and Series B preferred stock are entitled to vote at the Special Meeting of shareholders.  As of December 1, 2015 the Company had 23,376,688 outstanding shares of common stock, with each common share entitled to one vote at the special meeting.  As of December 1, 2015, the Company had 240,000 outstanding shares of Series B preferred stock, with each preferred share entitled to 250 votes at the special meeting.  Provided a quorum consisting of a majority of the shares entitled to vote is present at the meeting, the adoption of the each proposal will be approved if the votes cast in favor of a proposal exceed the votes cast against such proposal.

Shares of the Company’s common stock represented by properly executed proxies that reflect abstentions or “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the special meeting.  “Broker non-votes” represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority.  Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of December 1, 2015, the shareholdings of (i) each person owning beneficially 5% or more of the Company’s common stock; (ii) each executive officer of the Company, and (iii) all officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment power over his shares of common stock.

Name and Address	Number of Shares	Percent of Class

Mark Bogani	10,586,939 (1)	45.3%
4628 S. Broadway
Englewood, CO 80113

Name and Address	Number of Shares	Percent of Class

Tracy A. Madsen	817,119	3.5%
9661 South 700 East
Sandy, UT 84070

Frank Grey	--	--
4628 S. Broadway
Englewood, CO 80113

Dewey Williams	1,273,393	5.4%
6860 N. Dallas Parkway, Suite 200
Plano, TX 75093

All Officers and Directors	11,404,058	48.8%
as a Group (three persons)

(1)	Shares are registered in the name of Gulf Coast Capital, LLC, a company controlled by Mr. Bogani.

Mr. Bogani and Mr. Grey are officers and directors of the Company.  Mr. Madsen is a director of the Company.

The following table lists, as of December 1, 2015, the shareholdings of each person owning the Company’s Series B preferred stock.  Unless otherwise indicated, each owner has sole voting and investment power over his shares of preferred stock.

Name and Address	Number of Shares (1)	Percent of Class

Steve Olson	30,000	0.13%
30-4 Woodland Hills Drive
Southgate, Kentucky 41071

Joseph Smith	25,000.10%
725 College Terrace
Niagara Falls, NY 14305

Stuart Rubin	25,000.10%
5876 N.W. 54th Circle
Coral Springs, FL 33067

Gulf Coast Capital, LLC (2)	160,000	67%
901 Venetia Bay Blvd., Suite 350
Venice, FL 34285-8041

(1)	Each preferred share is entitled to 250 votes at the special shareholders‘ meeting.
(2)	Gulf Coast Capital is controlled by Mark Bogani, an officer and a director of the Company.

PROPOSAL TO APPROVE THE SALE OF SUBSTATIALLY ALL OF THE
COMPANY’S ASSETS

In 2004, the Company purchased the 3,500 to 4,500 ton-per-day Gold Bar mill which is located 25 miles northwest of Eureka, Nevada.  Initially, the Company’s plan was to disassemble the mill and transport it to Bolivia to be reconstructed on mineral properties formally owned by the Company.  However, due to the costs associated with disassembling and transporting the mill to Bolivia, the Company determined that the best course of action was to leave the mill in place and explore other options, such as processing ore for third parties which had mines in the area, or selling the mill.

Having been unsuccessful in selling the mill, or processing ore for third parties, the Company concluded the mill would not provide any meaningful value to the Company’s shareholders.  Accordingly on October 30, 2015, the Company agreed to sell the mill to Gulf Coast Capital, LLC, an entity controlled by Mark Bogani, one of the Company’s officers and directors, in consideration for Gulf Coast assuming all of the Company’s liabilities, which as of November 30, 2015 were approximately $900,000.

The mill was not in operation when the Company acquired it and it was not in operation during the Company’s period of ownership.

Since the Gold Bar mill represents substantially all of the Company’s assets, the Company is now attempting to acquire another entity or business with a view to providing value to its shareholders.

The Board of Directors recommends that shareholders vote for this proposal.

PROPOSAL TO AMEND TO THE COMPANY’S ARTICLES OF INCORPORATION
TO REMOVE THE DESIGNATIONS OF THE SERIES A, C AND D PREFERRED SHARES
AND RETURN TO THE STATUS OF AUTHORIZED BUT UNISSUED PREFERRED SHARES ANY SHARES OF THESE SERIES
THAT HAVE BEEN AUTHORIZED BUT NOT ISSUED.

Since 2005 the Company’s board of directors has authorized the issuance of four separate series of preferred stock (Series A, B, C and D).  As of the date of this Proxy Statement, only Series B preferred shares are outstanding.  Since the Company does not have any plans to issue any shares of its shares Series A, C or D preferred stock, the Company’s Board of Directors recommends that the Company’s shareholders approve this proposal.

PROPOSAL TO AMEND THE SERIES B PREFERRED SHARES SUCH THAT EACH
SERIES B PREFERRED SHARE IS ENTITLED TO ONLY ONE VOTE PER SHARE ON
ANY MATTER SUBMITTED TO THE COMPANY’S SHAREHOLDERS.

As of the date of this Proxy Statement the Company had 240,000 outstanding shares of Series B preferred stock.  Each Series B preferred share is convertible into one half of a share of the Company’s common stock (or 120,000 shares in total).  However, each Series B share is entitled to 250 votes on any matter submitted to the Company’s shareholders (or 60,000,000 votes in total).  In contrast, each outstanding share of the Company’s common stock is entitled to one vote per share.  Since the number of votes to which the Series B shares are entitled is disproportionate to the number of common shares issuable upon the conversion of the Series B shares, bringing the voting rights of the Series B preferred shares in line with the Company’s common stock is considered advisable.

The Company’s Board of Directors recommends that the Company’s shareholders vote for this proposal.

PROPOSAL TO APPROVE A REVERSE SPLIT
OF THE COMPANY’S COMMON STOCK

As of the date of this proxy statement, the Company had 23,366,328 outstanding shares of common stock which were owned by 1,164 shareholders of record.  A total of 1,089 shareholders own less than 500 shares (approximately 840 shareholders own ten or less shares).  These 1,089 shareholders collectively own approximately 30,868 shares of the Company’s common stock.  Based upon the closing market price of the Company’s common stock on December 1, 2015 ($0.01 per share), 500 shares were worth $5.00.  Since the Company’s transfer agent charges $30.00 to transfer a certificate, 500 shares of the Company’s common stock (or any lesser number) are essentially worthless.  By eliminating over 1,000 shareholders of record whose shares do not have any practical value, the Company can greatly reduce the cost associated with mailing proxy statements and other communications to its shareholders.

Accordingly, Stockholders are being requested to approve a 500-for-1 reverse split of the outstanding shares of the Company’s common stock.

The reverse split, if adopted, would not change the number of shares of common stock which the Company is authorized to issue.  However, a reverse split would reduce the number of the Company's outstanding shares, which would enable the Company to issue more shares than it would be able to issue if the reverse split was not adopted.

No fractional shares will be issued if the reverse stock split is approved.  The Company will pay $0.001 for any fractional share resulting from the reverse stock split.  To obtain payment, shareholders owning a fractional share must send a written request to the Company at the address shown on the first page of this proxy statement.

At the present time the Company’s common stock trades on the over the counter market system maintained by the OTC Markets Group.  The Company has no plans to terminate the registration of its common stock under the Securities Exchange Act of 1934 as a result of the stock split.

The Company's Board of Directors recommends that stockholders vote for this proposal.

DISSENTER’S RIGHTS

Pursuant to Colorado Law all stockholders of the Company will have the right to exercise dissenter’s rights with respect to the proposed sale of substantially all of the Company’s assets, and may obtain payment for their shares by complying with the terms of Title 7, Article 113 of the Colorado Business Corporation Act, which is reprinted below.  The Company estimates that it will pay $0.001 per share to any stockholder dissenting from the proposed sale.

7-113-101. Definitions.

For purposes of this article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2); and

(e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. Notice of dissenters' rights.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. Dissenters' notice.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment.

(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment.

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under section 7-113-209; and

(e) A copy of this article

7-113-207. Failure to take action.

(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer.

(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301. Court action.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation's principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company.  Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.

The Company’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting.  However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

PROXY

GOLDEN EAGLE INTERNATIONAL, INC.
This Proxy is solicited by the Company’s Board of Directors

The undersigned stockholder of the Company acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held ________, 2015, ______ _.m. local time, at 4628 S. Broadway, Englewood, CO 80113, and hereby appoints Mark Bogani with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof.  The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1)	to approve the sale of substantially all of the Company’s assets.

☐   FOR           ☐   AGAINST           ☐   ABSTAIN

(2)	to approve cancellation of the Company’s Series A, C and D preferred shares.

☐   FOR           ☐   AGAINST           ☐   ABSTAIN

(3)	to approve an amendment to the Series B preferred shares such that each Series B preferred share be entitled to one vote per share on any matter submitted to the Company’s shareholders;

☐   FOR           ☐   AGAINST           ☐   ABSTAIN

(4)	to approve a 500-for-1 reverse split of the Company’s common stock.

☐   FOR           ☐   AGAINST           ☐   ABSTAIN

to transact such other business as may come before the meetings.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 4.

 Dated this ____ day of _________, 2015.

_______________________________________
(Signature)

_______________________________________
(Print Name)

Please sign your name exactly as it appears on your stock certificate.
If shares are held jointly, each holder should sign.
Executors, trustees, and other fiduciaries should so indicate when signing.
Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy statement by regular mail, email, or fax to:
Golden Eagle International, Inc.
Attn: Mark Bogani
4628 S. Broadway
Englewood, CO 80113
Phone: (720) 600-9098
Email: bogani@mac.com

GOLDEN EAGLE INTERNATIONAL, INC.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Special  Shareholder’s Meeting to Be Held on _________, 2015.

1.	This notice is not a form for voting.

2.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

3.	The Proxy Statement is available at ___________________

4.
If you want to receive a paper or email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before ______________ to facilitate timely delivery.

The special meeting of the Company’s shareholders will be held at _________________________ on ______________, 2015, at _____ _.m. Mountain Time, for the following purposes:

1.	to approve the sale of substantially all of the Company’s assets;
2.	to approve the cancellation of the Company’s Series A, C and D preferred shares;
3.	to approve an amendment to the Series B preferred shares such that each Series B preferred share be entitled to one vote per share on any matter submitted to the Company’s shareholders;
4.	to approve a 500-for-1 reverse split of the Company’s common stock; and
to transact such other business as may properly come before the Meeting.

The Board of Directors recommends that shareholders vote FOR proposals 1-4.

___________, 2015 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting.  Holders of the Company’s common stock may cast one vote for each share held.  Holders of the Company’s Series B preferred stock may cast 250 votes for each share held.

Shareholders may access the following documents at ______________________:

●	Notice of the Special Meeting of Shareholders
●	Company’s 2015 Proxy Statement;
●	Proxy Card

Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling __________________, by emailing the Company at _________________, or by visiting ____________________ and indicating if you want a paper copy of the proxy materials and proxy card:

●	for this meeting only, or
●	for this meeting and all other meetings.

If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on ________, 2015, you can, if desired, attend the Special Meeting and vote in person.  Shareholders can obtain directions to the 2015 annual shareholders’ meeting at ______________.

Please visit ______________ to print and fill out the Proxy Card.  Complete and sign the proxy card and mail the Proxy Card to:

Golden Eagle International, Inc.
4628 S. Broadway
Englewood, CO 80113